                                                                   EXHIBIT 10.49


                            PEROT SYSTEMS CORPORATION
                          2001 LONG TERM INCENTIVE PLAN

                               OPTION CERTIFICATE
                       NONSTATUTORY STOCK OPTION AGREEMENT

Awardee:              Brian Maloney
ID #:
Grant Date:
Option Shares:        300,000
Exercise Price:       Option Price
Vesting Schedule:     As set forth in the attached Award Agreement.
Expiration Date:      As set forth in the attached Award Agreement.

You have been awarded a Nonstatutory Stock Option ("Option") under Perot Systems Corporation's 2001 Long-Term Incentive Plan ("Plan"), subject to the terms and conditions of (i) this Option Certificate and the form of Nonstatutory Stock Option Agreement in effect on the Grant Date (collectively, the "Award Agreement"), and (iii) the Plan.

The Plan, and the Prospectus relating to the Plan are available for your review on the Perot Systems stock department website at https://train.ps.net/StockAdministration/options and our stock option administration vendor's website at www.optionslink.com. Perot Systems' filings with the United States Securities and Exchange Commission are available on the Company's website at https://train.ps.net/Finance/financialinfo.htm. If you have difficulty accessing any of these websites or would like to receive (at no cost) a paper copy of these documents, please contact the Stock Administration Department at +1 (972) 340-5670 or by e-mail to Stock-Dept@ps.net.

BY EXERCISING OR ATTEMPTING TO EXERCISE THIS OPTION, OR ASSERTING OR ATTEMPTING TO ASSERT ANY RIGHTS OR PRIVILEGES UNDER THE AWARD AGREEMENT, YOU:

     o    agree to be bound by the terms of the Award Agreement and the Plan;

     o acknowledge receiving an electronic or paper copy of (1) the Plan, (2) the Prospectus for the Plan, and (3) the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q which have been filed with the United States Securities and Exchange Commission; and

     o consent to receiving delivery of the all required documents and future communications relating to the Plan or the Award Agreement via TRAIN or other electronic transmission; and agree to provide Perot Systems with up-to-date electronic contact information.

If you wish to reject the award of this Option, please contact the Stock Administration Department within 60 days after the Grant Date.

PEROT SYSTEMS CORPORATION                       Brian Maloney


By:
    -------------------------------------       --------------------------------
         Ross Perot, Jr.
         Chief Executive Officer                Date:
                                                     ---------------------------

                            PEROT SYSTEMS CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

1.   General.

     (a) The terms and conditions set forth below, together with a certificate issued by the Company ("Option Certificate") setting forth the name of the person (the "Awardee") to whom the Company has granted an option to purchase a number of Shares (the "Option"), the number of Shares that may be purchased (the "Option Shares"), the purchase price at which such Shares may be purchased (the "Exercise Price"), and the dates on which such option may be exercised, constitute this Nonstatutory Stock Option Agreement ("Award Agreement").

     (b) The terms and conditions of the Perot Systems Corporation 2001 Long-Term Incentive Plan ("Plan"), except Sections 11, 12 and 13 of the Plan, are incorporated by reference into this Award Agreement and, unless provided otherwise in this Award Agreement, will apply to the Option. Capitalized terms used in this Award Agreement will have the meanings given such terms in the Plan, unless they are defined differently in this Award Agreement. The following terms have the meanings indicated:

          (i) "Control Affiliate" of any person or entity is any person or entity that controls, is controlled by, or is under common control with, the first such person or entity.

          (ii) "Change of Control" means (A) the acquisition, directly or indirectly, by any "person" or "group" of persons (other than the Company, any person or entity controlled by the Company, or a Perot Family Member or a Control Affiliate of any Perot Family Member, including, with out limitation, HWGA, Ltd., a Texas limited partnership, its successors or assigns, or any trust established for the benefit of any Perot Family Member or any Control Affiliate of any Perot Family Member) of "beneficial ownership" (as each of those terms is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding voting securities; (B) the sale, transfer or other disposition of all or substantially all of the Company's assets or a complete liquidation or dissolution of the Company; or (C) the combination of the Company (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of the Company.

          (iii) "Expiration Date" means the earlier of (A) tenth anniversary of the Grant Date, (B) two years after Awardee's Severance Date (as such term is defined in the Plan), or (C) any other date on which the Awardee's Option terminates under the Award Agreement or Plan.

          (iv) "Perot Family Member" means any member of the family of Ross Perot, an individual resident of Dallas, Texas, and any direct descendant thereof, or by or through marriage.

          (v) "Retirement" means that Executive ceases, and does not thereafter engage in, or enter into any agreement, arrangement, or understanding with respect to senior executive level employment with any employer.

          (vi) "Vested Shares" means the Option Shares that are exercisable under the terms of this Agreement.

2.   Grant, Vesting and Exercise of Option.

     (a) Awardee is granted an option to purchase from the Company the number of Shares specified as the "Option Shares" in the Option Certificate at the purchase price per Share specified as the "Exercise Price" in the Option Certificate. This Option is not intended to constitute an "incentive stock option" as that term is used in section 422 of the Code.


Option Certificate                                Adopted for Awards On or After
Nonstatutory Stock Option Agreement  Page 2 of 6                         09May01
Awards to US Associates

     (b)  This Option will become exercisable, if at all, as follows:

          (i) Subject to Section 2(b)(iv), 20% of the Option Shares will become exercisable on each of the first five anniversaries of the Grant Date that occurs before the Severance Date.

          (ii)  Notwithstanding the provisions of Section 2(b)(i) and subject to
                Section 2(b)(iv), upon the occurrence of a Change of Control that occurs before the Severance Date, all of the remaining unvested Option Shares under this Agreement will become exercisable.

         [(iii) Awardee may by written notice to the Company delivered at any time after March __, 2012, during which Awardee is not in material breach of any obligation to the Company or its Affiliates and before the Severance Date, effective immediately upon delivery of such notice commence Retirement. Upon delivery of such notice, the Company will cause all of the then unvested Option Shares to continue to vest according to Section 2(b)(i), notwithstanding such Retirement, except that such vesting will cease immediately at the time Awardee's Retirement ceases.]*

          (iv)  No installment of this Option will become exercisable under this
                Section 2(b) after any date, or upon satisfaction of any condition after any date, after the Awardee's Severance Date, except as provided in Section 10(b), (c), (d) or (e) of the Plan.

     (c) Awardee may exercise this Option to purchase all or any part of the Vested Shares at any time on or before the earlier of (i) Expiration Date, (ii) the date on which the Awardee's Option terminates under
          Section 10(b), (c), (d) or (e) of the Plan; or (iii), with respect to any Option Shares that have become Vested Shares pursuant to Section 2(b)(iii), the time that Awardee enters into any agreement, arrangement or understanding with respect to, or otherwise commences, gainful employment or consulting activity of any sort.

     (d) To exercise this Option, Awardee (or any other person entitled to exercise this Option) must deliver to the Company in accordance with the procedures established by the Administrator from time to time (i) a written or electronic notice of exercise in the form established by the Administrator from time to time stating the number of Vested Shares to be purchased upon exercise of the Option, (ii) full payment for such Vested Shares (A) in cash, by check or wire transfer in U.S. Dollars, (B) in the form required by any cashless exercise program implemented by the Company in connection with the Plan, or (C) in such other form of consideration approved by the Administrator, and (iii) full payment for all applicable taxes required to be withheld by the Company or the Employer in connection with such exercise. The Option will be deemed to be exercised only upon receipt by the Company of all the items described in clauses (i), (ii) and (iii) above and Awardee will bear all risks and all costs and expenses associated with any delay in delivering these items.

3. Restrictions on Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. This Option may not be sold, assigned, given, exchanged, pledged, hypothecated or otherwise transferred by Awardee except by will or the laws of descent and distribution or with the written consent (executed in ink on paper) of the Administrator. This Option may be exercised only by (i) Awardee, (ii) the executor or administrator of Awardee's estate (or, if Awardee has designated a beneficiary in accordance with Section 17 of the Plan, such beneficiary) following his or her death, or (iii) the guardian of Awardee's property if one is appointed by reason of Awardee's Total Disability. The Company is not obligated to recognize any exercise of this Option, or any purported sale, assignment, gift, exchange, pledge, hypothecation or other transfer, in violation of this Section 3 and, unless it elects to do otherwise, may treat any such purported exercise, sale, assignment, gift, exchange, pledge, hypothecation or transfer as null, void, and of no effect.


----------

* To be included only in options that may vest after the anniversary of the Employment Date in 2012.


Option Certificate                                Adopted for Awards On or After
Nonstatutory Stock Option Agreement  Page 3 of 6                         09May01
Awards to US Associates

4. NO GUARANTEE OF CONTINUED EMPLOYMENT. AWARDEE ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT BY THE COMPANY OR HIS OR HER EMPLOYER FOR ANY PERIOD OR AT ALL AND SHALL NOT INTERFERE WITH AWARDEE'S RIGHT OR THE COMPANY'S OR THE EMPLOYER'S RIGHT TO TERMINATE AWARDEE'S EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE. AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, AND AWARDEE'S ABILITY TO PURCHASE SHARES, WILL TERMINATE IN ACCORDANCE WITH THE TERMS OF THIS AWARD AGREEMENT AND THE PLAN IF AWARDEE CEASES TO PROVIDE SERVICES TO THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES AS AN EMPLOYEE OR CONSULTANT.

5.   Communications.

     (a) All communications from Awardee to the Administrator, the Company or the Employer will be deemed delivered on the day the notice or other communication is received in tangible written form addressed to the Stock Administration Department at the Company's corporate headquarters address. All communications to Awardee from the Administrator, the Company or the Employer will be deemed delivered on the day the notice or other communication is (i) personally delivered to Awardee, (ii) electronically transmitted to Awardee to the last known electronic transmission address of Awardee, or (iii) placed in the official government mail of the country of the sender in an envelope with proper postage paid addressed to the last known address of that person as reflected in the Company's personnel or stock records. Either party may at any time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective.

     (b) CONSENT TO ELECTRONIC DELIVERY OF COMMUNICATIONS, PLAN DOCUMENTS AND PROSPECTUSES. BY EXERCISING ANY RIGHTS OR PRIVILEGES, OR ATTEMPTING TO EXERCISE ANY RIGHTS OR PRIVILEGES, UNDER THIS AWARD AGREEMENT, AWARDEE WILL BE DEEMED TO CONSENT TO RECEIVING COPIES OF ALL COMMUNICATIONS RELATING TO THE PLAN AND THIS AWARD AGREEMENT BY ELECTRONIC TRANSMISSION, INCLUDING BUT NOT LIMITED TO THE PROSPECTUS RELATING TO THE PLAN, ALL PARTICIPATION MATERIALS, AND ALL OTHER DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH THE PLAN. UPON REQUEST, THE COMPANY WILL PROVIDE ANY SUCH DOCUMENTS TO AWARDEE (AT NO COST) IN TANGIBLE WRITTEN FORM.

6.   Disputes and Governing Law.

     (a) This Award Agreement shall be governed by and construed in accordance with the substantive law of the state of Delaware, without regard to the choice of law rules in such state. ANY DISPUTE, CONTROVERSY, OR QUESTION ARISING UNDER, THIS AGREEMENT SHALL BE REFERRED FOR DECISION BY ARBITRATION IN DALLAS COUNTY, TEXAS BY A NEUTRAL ARBITRATOR SELECTED BY THE PARTIES HERETO. THE PROCEEDINGS SHALL BE GOVERNED BY THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT OR SUCH RULES LAST IN EFFECT (IN THE EVENT ASSOCIATION IS NO LONGER IN EXISTENCE). IF THE PARTIES ARE UNABLE TO AGREE UPON SUCH A NEUTRAL ARBITRATOR WITHIN THIRTY (30) DAYS AFTER ONE PARTY HAS GIVEN THE OTHER WRITTEN NOTICE OF THE DESIRE TO SUBMIT THE DISPUTE, CONTROVERSY OR QUESTION FOR DECISION AS AFORESAID, THEN EITHER PARTY MAY APPLY TO THE AMERICAN ARBITRATION ASSOCIATION FOR AN APPOINTMENT OF A NEUTRAL ARBITRATOR OR IF SUCH ASSOCIATION IS NOT THEN IN EXISTENCE OR DOES NOT ACT IN THE MATTER WITHIN THIRTY (30) DAYS OF APPLICATION, EITHER PARTY MAY APPLY TO THE COURTS OF THE STATE OF TEXAS FOR AN APPOINTMENT OF A NEUTRAL ARBITRATOR TO HEAR THE PARTIES AND SETTLE THE DISPUTE, CONTROVERSY OR QUESTION AND SUCH JUDGE IS HEREBY AUTHORIZED TO MAKE SUCH APPOINTMENT. THE DECISION OF THE NEUTRAL ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON ALL INTERESTED PERSONS AND NO ACTION AT LAW OR EQUITY SHALL BE INSTITUTED OR, IF INSTITUTED, FURTHER PROSECUTED BY EITHER PARTY OTHER THAN TO ENFORCE THE AWARD OF THE NEUTRAL ARBITRATOR. THE AWARD OF THE NEUTRAL ARBITRATOR MAY BE ENTERED IN ANY COURT THAT HAS JURISDICTION. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES FOR ANY SUCH CLAIMS AND EXECUTIVE HEREBY WAIVES ANY CLAIMS AGAINST COMPANY FOR SUCH DAMAGES. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD REASONABLE ATTORNEYS' FEES AND EXPENSES TO THE PREVAILING PARTY IN ANY PROCEEDING UNDER THIS SECTION 6(a).


Option Certificate                                Adopted for Awards On or After
Nonstatutory Stock Option Agreement  Page 4 of 6                         09May01
Awards to US Associates

     (b) If any legal proceeding is brought to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

     (c) If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement will not be affected. The section headings used herein are for reference and convenience only and do not affect the interpretation of this Agreement. This Award Agreement (including the Option Certificate), together with the Plan, constitutes the entire agreement between the parties with respect to its subject matter and may be waived or modified only in writing.

7. Non-Competition and Non-Disclosure. Awardee acknowledges that: (i) in the course and as a result of employment with the Company or the Employer, Awardee will obtain special training and knowledge and will come in contact with the Company's or the Employer's current and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors of the Company and the Employer; (ii) the Company and the Employer are continuously developing or receiving Confidential Information, and that during Awardee's employment he or she will receive Confidential Information from the Company, the Employer, and their respective customers and suppliers and special training related to the Company's and the Employer's business methodologies; and (iii) Awardee's employment by the Employer creates a relationship of trust that extends to all Confidential Information that becomes known to Awardee. Accordingly, and in consideration of this Award, Awardee agrees that the Company and the Employer will be entitled to terminate all rights to exercise the Award and to exercise the rights specified in Section 8 below if Participant does any of the following without the prior written consent of the Company or the
     Employer:

     (a) while employed by the Company or the Employer or within one year thereafter:

          (i) competes with, or engages in any business that is competitive with, the Company or the Employer within 250 miles of any location at which Awardee was employed by or provided services to the Company or the Employer;

          (ii) solicits or performs services, as an employee, independent contractor, or otherwise, for any person (including any Affiliate or Subsidiary of that person) that is or was a customer or prospect of the Company or the Employer during the two years before Awardee's Severance Date if Awardee solicited business from or performed services for that customer or prospect while employed by the Company or the Employer; or

          (iii) recruits, hires, or helps anyone to recruit or hire anyone who was an employee of the Company or any Affiliate or Subsidiary of the Company, or of any of their customers for whom Awardee performed services or from whom Awardee solicited business, within the six months before Participant's Severance Date; or

     (b) discloses or uses any Confidential Information, except in connection with the good faith performance of Awardee's duties as an employee or, solely with respect to the terms of this Agreement or the Plan, to Awardee's spouse or legal or financial advisors; or fails to take reasonable precautions against the unauthorized disclosure or use of Confidential Information; or solicits or induces the unauthorized disclosure or use of Confidential Information.

     If any court of competent jurisdiction finds any provision of this Section 7 to be unreasonable, then that provision shall be considered to be amended to provide the broadest scope of protection to the Company that such court would find reasonable and enforceable. For purposes of this Section 7, the term "Confidential Information" means all written, machine reproducible, oral and visual data, information and material, including but not limited to the terms of this Agreement and the Plan, business, financial and technical information, computer programs, documents and records (including those that Awardee develops in the scope of his or her employment) that (i) the Company, its Affiliates and Subsidiaries, or any of their respective customers or suppliers treats as proprietary or confidential through markings or otherwise, (ii)


Option Certificate                                Adopted for Awards On or After
Nonstatutory Stock Option Agreement  Page 5 of 6                         09May01
Awards to US Associates
     relates to the Company, its Affiliates and Subsidiaries, or any of their respective customers or suppliers or any of their business activities, products or services (including software programs and techniques) and is competitively sensitive or not generally known in the relevant trade or industry, or (iii) derives independent economic value from not being generally known to, and is not readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by the Company or its Affiliates or Subsidiaries for unrestricted public disclosure.

8.   Right to Buy Back Purchased Stock and to Require Payback of Certain
     Profits.

     (a) If the Administrator (i) discovers that Awardee has engaged in any conduct prohibited by Section 7 or (ii) determines, in its sole discretion, that Awardee's employment by the Company or any of its Affiliates or Subsidiaries terminated or, if the relevant facts been known at the time, would have been terminated for Substantial Misconduct, then the Company will have the right for 150 days after the Administer discovers the relevant facts (A) to cancel any unexercised Award, whether or not exercisable or vested, (B) to buy from Awardee, at a purchase price equal to the Exercise Price, any Shares acquired by exercising this Option that became exercisable on or after the date two years before the date the Administrator discovered the relevant facts, and (C) to require Awardee to pay to the Company the Net Investment Proceeds with respect to any Shares that have been sold or otherwise transferred by Participant that the Company has the right to buy pursuant to clause (B) above. For purposes of this Section 8, "Substantial Misconduct" means termination of employment for conduct resulting in a felony conviction of Awardee; actions involving moral turpitude, theft, or dishonesty in a material matter; breach of any obligation under Section 7 of this Agreement; or failure by Awardee to carry out the directions, instructions, policies, rules, regulations, or decisions of the Company's or the Employer's Board of Directors including, without limitation, those relating to business ethics and the ethical conduct of the business of the Company and its Affiliates and Subsidiaries. For purposes of this
          Section 8, "Net Investment Proceeds," with respect to any Share sold or otherwise transferred by Awardee or Awardee's successor in interest, means the greater of the value of the gross proceeds received for such share or the Fair Market Value of such Share on the date of sale or transfer less, in either case, (i) the exercise price of this Option for such Share plus simple interest on such amount at the rate of 8% per annum to the date of the sale or transfer, (ii) any reasonable and customary commission paid for the sale or transfer, and
          (iii) the verified amount of any income taxes paid or payable on the sale or transfer.

     (b) The Company may exercise its right by notifying Awardee of its election to exercise its right within such 150-day period. Awardee shall tender to the Company, within 10 days, the applicable Shares together with a duly executed stock power attached in proper form for transfer and/or a cashiers or certified check in the amount of the Net Investment Proceeds. If any such Shares or Net Investment Proceeds are not tendered within 10 days, the Company may cancel any outstanding certificate representing such Shares. The Company shall tender the purchase price for tendered Shares within five business days after the Shares are tendered to the Company or the Company cancels the applicable certificate, whichever occurs first.




Option Certificate                                Adopted for Awards On or After
Nonstatutory Stock Option Agreement  Page 6 of 6                         09May01
Awards to US Associates